UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009
ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2210 Woodland Drive, Manitowoc, WI 54220

(Address of principal executive offices, including zip code)
(920) 892-9340

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On December 18, 2009, Orion Energy Systems, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to its $25 million Credit Agreement (the “Credit Agreement”), dated as of March 18, 2008, by and among the Company, Great Lakes Energy Technologies, LLC (a wholly owned subsidiary of the Company) and Wells Fargo Bank, National Association (the “Bank”).
          The Second Amendment eliminated a provision permitting the Company to request an increase in the line of credit under the Credit Agreement, modified the Credit Agreement’s limitation on borrowings, collateral arrangements and financial condition requirements, to, among other things, terminate the Bank’s interest in certain collateral of the Company, and lowered the fee for unused commitments under the Credit Agreement. In connection with and as consideration for the Second Amendment, the Company agreed to deliver a deposit of cash in the amount of $20 million to a securities account maintained by the Company with an affiliate of the Bank, in which account the Bank will have an unimpaired first lien security interest, and the Bank agreed to waive its rights to declare the Company in default under the Credit Agreement as a result of noncompliance by the Company with certain terms of the Credit Agreement during the period ending September 30, 2009. The Company has no borrowings outstanding under the Credit Agreement.
          The description of the Second Amendment set forth above is qualified in its entirety by reference to the Second Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Not applicable.
          (e) On December 23, 2009, the Compensation Committee of the Board of Directors of the Company increased the annual base salary of Scott R. Jensen, the Company’s Chief Financial Officer, from $165,000 to $200,000. The Compensation Committee also approved a grant to Mr. Jensen of an option to purchase 100,000 shares of the Company’s common stock, effective as of the date three business days after the Company’s third quarter earnings release in accordance with the Company’s policy on the timing of option grants. The option, which will vest and become exercisable ratably over five years contingent on Mr. Jensen’s continued employment, will have an exercise price equal to the closing price of the Company’s common stock on the effective date of grant. The Compensation Committee made these changes to Mr. Jensen’s compensation arrangements in recognition of Mr. Jensen’s outstanding performance.

Item 9.01	Financial Statements and Exhibits.
          1. Not applicable.
          2. Not applicable.

          3. Not applicable.
          4. Exhibits. The following exhibit is being filed herewith:
(10.1)	Second Amendment, dated December 18, 2009, to the Credit Agreement, dated as of March 18, 2008, among Orion Energy Systems, Inc., Great Lakes Energy Technologies, LLC, and Wells Fargo Bank, National Association.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: December 23, 2009	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chairman and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number

(10.1)	Second Amendment, dated December 18, 2009, to the Credit Agreement, dated as of March 18, 2008, among Orion Energy Systems, Inc., Great Lakes Energy Technologies, LLC, and Wells Fargo Bank, National Association.

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